Exhibit 99.2

CEREGENE, INC.

CONDENSED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,573	$6,347
Prepaid expenses and other assets	80	125

Total current assets	3,653	6,472
Property and equipment, net	6	19
Other assets	2	—

Total assets	$3,661	$6,491

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$456	$754
Accrued compensation and employee benefits	145	432
Deferred revenue	1,000	1,000

Total current liabilities	1,601	2,186
Preferred stock warrant liability	10	10

Total liabilities	1,611	2,196
Series D redeemable convertible preferred stock, $0.001 par value; 99,192,252 shares authorized, 76,387,234 shares issued and outstanding; liquidation preference of $11,483 at June 30, 2013	11,480	11,468
Series C redeemable convertible preferred stock, $0.001 par value; 51,845,019 shares authorized, 51,845,019 shares issued and outstanding; liquidation preference of $28,100 at June 30, 2013	28,100	28,100
Series B redeemable convertible preferred stock, $0.001 par value; 78,258,183 shares authorized, 78,064,431 shares issued and outstanding; liquidation preference of $32,233 at June 30, 2013	32,304	32,304
Stockholders’ deficit:
Series A convertible preferred stock, $0.001 par value; 6,375,540 shares authorized, 6,375,540 shares issued and outstanding; liquidation preference of $10,456 at June 30, 2013	6	6
Common stock, $0.001 par value; 290,000,000 shares authorized, 2,136,967 shares issued and outstanding	2	2
Additional paid-in capital	12,774	12,774
Accumulated deficit	(82,616)	(80,359)

Total stockholders’ deficit	(69,834)	(67,577)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$3,661	$6,491

See accompanying Notes to Condensed Financial Statements.

CEREGENE, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
Research grants	$—	$352	$250	$602

Total revenues	—	352	250	602
Operating expenses:
Research and development	731	972	1,740	2,016
General and administrative	399	463	758	894

Total operating expenses	1,130	1,435	2,498	2,910

Loss from operations	(1,130)	(1,083)	(2,248)	(2,308)
Interest income (expense) and other, net	—	5	2	7

Net loss	$(1,130)	$(1,078)	$(2,246)	$(2,301)

See accompanying Notes to Condensed Financial Statements.

CEREGENE, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2013	2012
Operating Activities:
Net loss	$(2,246)	$(2,301)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	12	33
Deferred revenues	—	500
Changes in operating assets and liabilities:
Prepaid expenses and other assets	45	99
Accounts payable and accrued liabilities	(297)	(970)
Accrued compensation and benefits	(290)	(290)

Net cash used in operating activities	(2,776)	(2,929)

Investing Activities:
Proceeds from sale of property and equipment	2	3

Net cash provided by investing activities	2	3

Financing Activities:
Net proceeds from issuance of preferred stock	—	7,643

Net cash provided by financing activities	—	7,643

Net increase (decrease) in cash and cash equivalents	(2,774)	4,717
Cash and cash equivalents, beginning of period	6,347	4,310

Cash and cash equivalents, end of period	$3,573	$9,027

See accompanying Notes to Condensed Financial Statements.

CEREGENE, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements of Ceregene, Inc. (“Ceregene” or the “Company”) have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, for interim financial information. Operating results for the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013 or for any other future period. The accompanying unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s audited financial statements for the year ended December 31, 2012.

Ceregene has incurred operating losses since its inception and has an accumulated deficit of $82.6 million at June 30, 2013. In April 2013, the Company received results for its clinical trial for Parkinson’s disease indicating that it did not meet the desired endpoints for the study and subsequently engaged in a restructuring that involved the substantial reduction in headcount and facilities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business and this does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Furthermore, on October 1, 2013, the Company was acquired by Sangamo BioSciences, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company’s revenue consists of grant revenue from a private foundation. The Company recognizes revenues when all four of the following criteria are met: (1) persuasive evidence that an arrangement exists; (2) delivery of the products and/or services has occurred; (3) the selling price is fixed or determinable; and (4) collectability is reasonably assured.

Upon receipt of milestone payments under the grants, if the Company has no future obligations, it recognizes grant revenue at that time. If a grant has potential repayment provisions, the Company will record the grant payment as a liability until such time as the repayment provisions have lapsed.

NOTE 2 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company’s cash and cash equivalents, accounts payable and accrued liabilities approximates their fair value due to their short-term nature. As a basis for considering such assumptions, the guidance establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 – Observable inputs such as quoted prices in active markets;

Level 2 – Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 – Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value As of June 30, 2013, there were no material assets or liabilities measured at fair value.

NOTE 3 – LICENSE AGREEMENTS

The Company has entered into several licensing agreements relating to the development of novel genetic therapeutics for the treatment of neurological disorders, which includes agreements with University of California at San Diego, Genentech, Washington University – St. Louis, The Salk Institute for Biological Studies, NSGene and University of North Carolina. The licensing agreements include provisions for payment of license fees, annual fees, payments upon the achievement of specified milestones, and royalties on net sales of products to the licensor. The agreements also call for annual license fees of $22,000 through the expiration of the patents or upon termination of the agreements. Annual license fees and related legal expenses paid and expensed under these agreements were $40,206 and $105,423 for the three and six months ended June 30, 2013, respectively and $60,584 and $108,785 for the three and six months ended June 30, 2012, respectively. No milestone payments were due or paid in the six months ended June 30, 2013 or 2012. Depending on the number and type of investigational new drug filings and biological license applications, additional total payments of up to $25,432,750 would be due upon the achievement of future milestones. Royalty payments are due upon the licensing of related products.

NOTE 4 – REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Series D Redeemable Convertible Preferred Stock

In October 2010, the Company completed the first offering of its Series D redeemable convertible preferred stock. A total of 32,742,719 shares of Series D preferred stock were issued at $0.1169 per share, for gross proceeds of $3,827,624. Holders of the Series D preferred stock are entitled to receive, as and if declared by the Board of Directors out of legally available funds, noncumulative dividends payable in an amount equal to $0.0094 per share (8% of the original purchase price) and in priority to the payment of any dividend on the Series A, B or C preferred stock or common stock. In the event of liquidation of the Company, the holders of the Series D preferred stock are entitled to a liquidation preference prior to any distribution to the holders of the Series A, B or C preferred stock and common stock, equal to the original purchase price plus any declared but unpaid dividends.

In April 2012, the Company completed the second offering of its Series D preferred stock. A total of 43,644,515 shares of Series D preferred stock were issued at $0.1754 per share, for gross proceeds of $7,655,248. The terms and rights of the second offering are consistent with those of the first offering of the Series D preferred stock that was completed in October 2010.

Included in the original terms of the Series D preferred stock agreement was the right to purchase the additional shares in the second closing (Series D-2). The per share price for the second closing of the Series D offering is $0.1754 with total authorized shares of 47,000,000. The right will be exercised upon achievement of a milestone test in accordance with the terms and conditions set forth in the purchase agreement. The fair value of the right at issuance of $613,960 was determined using a valuation model that considered the entity’s cost of capital, the estimated time period the rights will be outstanding, consideration received for the instrument with the rights, and the number of shares to be issued to satisfy the rights. In September 2011, the Company amended the terms of the Series D preferred stock agreement, such that the right was determined to be embedded (rather than freestanding), thereby eliminating the separate accounting treatment. As a result, the fair value of the preferred stock right of $696,121 was reclassified to Series D redeemable convertible preferred stock in 2011.

At the option of the holder, the Series D preferred shares are convertible into common stock on a one-for-one basis. Each share of Series D preferred stock is entitled to one vote for each share of common stock into which it could be converted.

The Series A, B, C and D will be automatically converted upon (i) the closing of an underwritten public offering of shares of common stock of the Company at a pre-money valuation of at least $200 million and resulting gross proceeds to the Company in excess of at least $40,000,000 or (ii) the affirmative vote of sixty percent (60%) of the outstanding shares of Series A, B, C and D preferred stock holders, voting together as a single class. Additionally, any time after the sixth anniversary of the Original Issue Date and on or before the seventh anniversary of the Original Issue Date of the Series D preferred stock, the holders of two-thirds of the then-outstanding Series B, C and D preferred stock, voting together as a single class, may require the Company to redeem all of the outstanding Series B, C and D preferred stock for an amount that would be received by the Series B, C and D preferred stock were the Company to be liquidated. As a result, the Company has accreted issuance costs of $557,633 and $136,552 for the Series B and C preferred stock, respectively, and is accreting $139,500 of issuance costs related to the Series D preferred stock, with $86,764 remaining to accrete at June 30, 2013. The costs are accreted over the period from the issuance date of the preferred stock to the earliest redemption date, which is six years.

NOTE 5 – INCOME TAXES

The Company maintains deferred tax assets that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These deferred tax assets include net operating loss carryforwards, research credits and capitalized research and development. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain based on the Company’s history of losses. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. Utilization of operating losses and credits may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

NOTE 6 – AGREEMENTS WITH THE MICHAEL J. FOX FOUNDATION

On June 1, 2009, the Company entered into a grant agreement with the Michael J. Fox Foundation (MJFF) that provided funding to the Company in the amount of $407,718 to support ongoing long-term follow-up/observation visits for Phase II Parkinson’s disease patients. Under the terms of the agreement, MJFF made payments to the Company from May 2011 to November 2012, as the Company met certain milestones.

On May 20, 2010, the Company entered into another grant agreement with MJFF in the amount of $2.5 million to support the Company’s new Phase II Clinical Study of CERE-120 for Parkinson’s disease. The funding was awarded as part of the MJFF 2010 LEAPS (Linked Efforts to Accelerate Parkinson’s Solutions) program. Under the terms of the agreement, MJFF paid the Company a total of $2.5 million over a two-year period as payment for meeting certain milestones and deliverables related to the Phase II Clinical Study. The agreement requires the Company to make certain royalty payments based on annual net sales of CERE-120 products. .

On July 12, 2011, the Company entered into an agreement with MJFF for supplemental funding in the amount of $1 million to support the Company’s Phase II CERE 120-190 Parkinson’s disease Clinical Study. The supplemental funding requires repayment of the full amount upon the Company’s receipt of new investment funds (excluding any funding relating to the Series D preferred offering) and/or cash received as a result of partnering, licensing or sale of patent rights relating to the gene therapy product, Neurturin. As a result, the Company has recorded two payments of $500,000 each received in 2011 and 2012 as deferred revenue, which totals $1.0 million in deferred revenue as of June 30, 2013.

The Company recognized revenue of $250,000 for the six months ended June 30, 2013 and $351,930 and $601,930 for the three and six months ended June 30, 2012. The revenues related to completed milestones under which there were no further performance obligations. The Company did not recognize revenues related to the agreements with MJFF in the three months ended June 30, 2013.

NOTE 7 – SUBSEQUENT EVENTS

On October 1, 2013, the Company closed a merger agreement with Sangamo BioSciences, Inc. (Sangamo). Under the terms of the agreement, Sangamo issued 100,000 shares of common stock to the stockholders of Ceregene. In addition, Sangamo agreed to make contingent earn-out payments to the stockholders of Ceregene based upon revenues generated from license or sales transaction of certain existing products of Ceregene. The Company will provide Sangamo with a large number of pending or in-licensed patents that include patent families covering the AAV vector platform and manufacturing methods, therapeutic transgenes, and technology for direct administration of AAV to the brain. Sangamo will also have access to the Company’s GMP master cell banks, materials and documented AAV GMP manufacturing processes, as well as a database of preclinical efficacy and toxicology studies and other documentation supporting Ceregene’s investigational new drug (IND) applications.